Exhibit 3.2

BYLAWS

OF

PINNACLE BANKSHARES CORPORATION

(Amended and Restated March 10, 2020)

i

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED BYLAWS

OF

PINNACLE BANKSHARES CORPORATION

ARTICLE I

SHARES

Section 1. Shares. The shares of stock of Pinnacle Bankshares Corporation (the “Corporation”) may be certificated or uncertificated as provided under Virginia law, and shall be entered in the stock transfer books of the Corporation and registered as they are issued.

When shares of stock of the Corporation are represented by certificates, such certificates shall be in such form as may be required by law and approved by the Board of Directors. Share certificates shall, subject to the provisions of Section 2 of this Article, be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer authorized by resolution of the Board of Directors. Each such share certificate may, but need not, be sealed with the seal of the Corporation or a facsimile thereof.

When shares of stock of the Corporation are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send, or cause to be sent, to the shareholder to whom such shares have been issued or transferred a written notice that shall set forth (i) the name of the Corporation, (ii) that the Corporation is organized under the laws of the Commonwealth of Virginia, (iii) the name of the shareholder, (iv) the number and class or series, if any, of the shares represented, (v) any restrictions on the transfer or registration of such shares imposed by the articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation, and (vi) any additional information required by the Virginia Stock Corporation Act to be included on certificates.

Section 2. Signatures. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any person who signed, either manually or by facsimile, a share certificate no longer holds office when such certificate is issued, the certificate is nevertheless valid.

Section 3. Duplicate Certificates. In case of the loss, mutilation or destruction of a share certificate, a duplicate may be issued upon such terms, and bearing such legend, if any, as the Board of Directors may lawfully prescribe.

Section 4. Transfer Agent, Stock Transfer Books and Transfer of Shares. The Corporation may appoint and maintain a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars. The Board of Directors may make, or authorize such agent(s) and registrar(s) to make, all reasonable rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock (whether or not such shares are represented by certificates).

The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

A transfer of shares shall be made and recorded on the stock transfer books of the Corporation upon the receipt of proper transfer instructions as prescribed by the Board of Directors, and, in the case of transfers of shares that are represented by one or more certificates, only upon surrender of the certificate(s) representing the shares transferred, endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, who shall furnish proper evidence of authority to transfer to the Secretary or to the Corporation’s designated transfer agent or other agent. In the event a certificate representing shares to be transferred cannot be surrendered because it has been lost, mutilated or destroyed, the transferor shall comply with the requirements imposed by the Board of Directors in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Article I, Section 4, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the stock transfer books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock transfer books of the Corporation by an entry showing from and to whom transferred.

Section 5. Restrictions on Transfer. A transfer of shares shall be made only in accordance with any provision of the articles of incorporation or these bylaws or an agreement among the shareholders or between the shareholders and the Corporation that imposes restrictions on the transfer of shares.

ARTICLE II

SHAREHOLDERS

Section 1. Holders of Shares. Except as otherwise required by the Virginia Stock Corporation Act, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its current stock transfer books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owners of the shares and the person exclusively entitled to receive notifications and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares. Except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice hereof.

Section 2. Meetings Generally. Meetings of shareholders shall be held at the registered office or the principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. At least ten days before each meeting, the officer or agent having charge of the stock transfer books of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address and number of shares held by each, arranged by voting group and within each voting group by class or series of shares. For a period of ten days prior to the meeting the list of shareholders kept on file at the registered office or the principal office of the Corporation or at the office of its transfer agent or registrar shall be subject to inspection by any shareholders at any time during usual business hours for purposes permitted by applicable law. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders shall be held on the second Tuesday in April of each year, or on such other date set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. A special meeting of the shareholders shall be held on the call of the Chairman of the Board of Directors, the President or the Board of Directors.

Section 5. Notice. Written notice of the date, time and place of the meeting and, in the case of a special meeting (or if required by law, the articles of incorporation or these bylaws), the purpose or purposes for which the meeting is called shall be given to each shareholder entitled to vote at the meeting. Such notice shall be given either by personal delivery or by mail, by or at the direction of the officer or persons calling the meeting, not more than 60 days nor less than ten days before the date of the meeting (except that such notice shall be given to each shareholder, whether or not entitled to vote, not less than 25 days before a meeting called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all, or substantially all, of the property of the Corporation other than in the usual and regular course of business, or the dissolution of the Corporation, which notice shall be accompanied by a copy of the proposed amendment, plan of merger or share exchange, agreement of sale or plan of dissolution, as the case may be). Notice to a shareholder shall be deemed given when mailed postage prepaid, correctly addressed, to the shareholder at his address as shown in the current record of shareholders of the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the articles of incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the latter of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

A shareholder’s attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless at the beginning of the meeting he objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless he objects to considering the matter when it is presented.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the shareholder entitled to notice and delivered to the Secretary for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote thereon and delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

Section 8. Determination of Shareholders of Record. The stock transfer books may be closed by order of the Board of Directors for not more than 70 days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of shareholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than 70 days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to shareholders.

Section 9. Conduct of Meetings. The President shall act as chairman of and preside over meetings of the shareholders. In the absence of the President, the Board of Directors shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as the secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting. The order of business at the annual meeting of shareholders and as far as is practicable at any other meetings of the shareholders shall be determined by the chairman.

Section 10. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing and dating an appointment form, either personally or by his attorney-in-fact. No appointment of proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided therein. Every appointment of proxy shall be revocable by the shareholder executing it, unless the appointment form conspicuously states that it is irrevocable and that it is coupled with an interest in accordance with law.

Section 11. Procedure at Meetings. The procedure at meetings of the shareholders shall be determined by the chairman, and (subject to the provisions of Section 9 of this Article) the vote on all questions before any meeting shall be taken in such manner as the chairman prescribes. However, upon the demand of the holders in the aggregate of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting, such vote shall be by ballot.

Section 12. Nominations of Director Candidates. The Board of Directors may nominate directors by resolution at any time prior to solicitation of proxies for the annual meeting of shareholders. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting, but only if written notice of such shareholder’s intent to make such nomination(s) has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty (30) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that such notice shall not be required to be given more than ninety (90) days prior to the annual meeting of shareholders. Each such notice of a shareholder’s intention to make nomination(s) shall set forth: (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of the Corporation’s securities, his principal occupation for the past five years and his age; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at any meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing sentence.

Section 13. Shareholder Proposals. (a) Eligible shareholders shall submit proposals for inclusion in the proxy materials for consideration at annual meetings of the shareholders in accordance with the rules and regulations of the Securities and Exchange Commission as set forth in the Securities Exchange Act of 1934 (the “1934 Act”). A proponent may submit no more than one proposal that, with a supporting statement, shall not exceed in the aggregate 500 words. At the time of submitting any such proposal, the proponent shall set forth his name and address and shall be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting. The proponent shall have held such securities for at least one year, and he shall continue to own such securities through the date on which the meeting is held. At the time of submission of the proposal, the Corporation shall receive from the proponent documentary evidence which supports such beneficial ownership in the form prescribed under Rule 14a-8 of the 1934 Act, as amended, or any successor statute or regulation.

(b) Such proposal must be by written notice, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days prior to the first anniversary date of the initial notice given to shareholders of record on the record date for the previous annual meeting by or at the direction of the Board of Directors, provided, however, that if the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date set for such annual meeting of shareholders.

(c) The Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the proponent has complied with the requirements of the 1934 Act and this section. In addition, the presiding officer at the meeting may refuse to acknowledge the proposal by any person that is not made in compliance with the foregoing.

Section 14. Quorum and Voting. A quorum at any meeting of shareholders shall be a majority of the votes entitled to be cast, represented in person or by proxy. If a quorum exists, action on a matter is approved by a majority of the votes cast within the voting group, unless a greater vote is required by law or the articles of incorporation (except that in elections of directors those receiving the greatest number of votes shall be elected even though less than a majority).

Section 15. Adjournments. A majority of the shares present at any meeting, represented in person or by proxy, even though less than a quorum, may adjourn the meeting. If a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting, new notice of the adjourned meeting shall be given as in the case of the original meeting. If a meeting is adjourned for less than 120 days, no notice of the date, time or place of the adjourned meeting or, in the case of a special meeting, the purpose or purposes for which the meeting is called, need be given other than by announcement at the meeting at which the adjournment is taken, prior to such adjournment. If a quorum shall be present at any adjourned meeting, any business may be transacted which might have been transacted if a quorum had been present at the meeting as originally called.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as expressly provided in the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The Board of Directors shall consist of a minimum of three (3) and a maximum of fifteen (15)1 individuals, with the exact number within such minimum and maximum limits to be fixed and determined from time to time by the Board of Directors or by resolution adopted by the shareholders of the Corporation. No director may be nominated for election or elected if on the date of his election he has or would have attained the age of 72 years, with the exception of those individuals whom the Board of Directors has resolved prior to September 30, 2020 to be exempt from this policy. Directors shall be elected at each annual meeting of the shareholders and may be elected at any special meeting of the shareholders.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office or principal office of the Corporation or at such other place, within or without the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the shareholders for the purpose of appointing officers and transacting such other business as may properly come before the meeting.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or any 2 of the directors.

Section 5. Notice. Notice of the date, time and place of special meetings shall be given to each director by any manner permitted by the Virginia Stock Corporation Act, including by electronic transmission (as defined therein), by or at the direction of the officer or directors calling the meeting, not less than ten days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless he at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

Section 6. Waiver of Notice. Notice of any meeting may be waived before or after the date and time of the meeting in a writing signed by the director entitled to notice and delivered to the Secretary of the Corporation for inclusion in the minutes of the meeting or filing with the corporate records.

Section 7. Action Without Meeting. Any action required or permitted by law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the members of the Board of Directors. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken.

[1]

As of the date these Amended and Restated Bylaws are adopted, the Corporation’s Board of Directors has approved an amendment to the Corporation’s articles of incorporation to increase the maximum size of the Board of Directors from 15 directors to 18 directors (the “Articles Amendment”). If the Articles Amendment is approved by the Corporation’s shareholders and becomes effective, the phrase “fifteen (15)” shall be deleted from Article III, Section 2 of these Amended and Restated Bylaws and shall be replaced with the phrase “eighteen (18)” and such revision shall be effective simultaneously with the effectiveness of the Articles Amendment.

Section 8. Conduct of Meetings. The Chairman, or in his absence the Vice Chairman, shall act as chairman of and preside over meetings of the Board of Directors. In the absence of the Chairman and the Vice Chairman, the Board of Directors shall elect a chairman. The Secretary, or in his absence the Assistant Secretary, shall act as secretary of such meetings. If no such officer is present, the chairman shall appoint a secretary of the meeting.

Section 9. Procedure at Meetings. The procedure at meetings of the Board of Directors shall be determined by the chairman, and the vote on all matters before any meeting shall be taken in such manner as the chairman may prescribe.

Section 10. Participation by Conference Telephone. The Board of Directors may permit any or all directors to participate in a meeting of the directors by, or conduct the meeting through the use of, conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 11. Quorum. A quorum at any meeting of the Board of Directors shall be a majority of the number of directors fixed or prescribed by these bylaws or, if no number is prescribed, the number of directors in office immediately before the meeting begins. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 12. Committees. The Board of Directors may create one or more committees and appoint two or more members of the board to serve on them at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority that may be exercised by the Board of Directors except to the extent prohibited or restricted by law, the articles of incorporation or these bylaws.

The provisions of Sections 3 through 11 of this Article, which provide for, among other things, meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.

Section 13. Audit Committee. The Audit Committee shall be a standing committee appointed annually by the Board of Directors. Each member of the committee shall serve until his successor is appointed, and the committee shall consist of two members of the Board of Directors, none of whom shall be employees of the Corporation or any subsidiary. The duties of this committee shall be to make or cause to be made suitable examination at least once during each calendar year of the affairs of the Corporation and its subsidiaries. The results of such examination shall be reported in writing, to the Board at the next regular meeting thereafter, stating whether the Corporation and its subsidiaries are in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner in doing business, etc., as shall be deemed advisable.

The Audit Committee, upon its own recommendation and with approval of the Board of Directors, may employ a qualified firm a certified public accountants to make an examination and audit of the Corporation and its subsidiaries. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the Board of Directors would be deemed sufficient to comply with the requirements of this section of the Bylaws.

Section 14. Staggered Terms. The Board of Directors shall be divided into three classes, Class I, Class II, and Class III as nearly equal in number as possible, with directors in each group elected for terms of three years and until their successors are elected and qualified. The successors to the class of directors whose terms expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible, but in no event will a decrease in the number of directors shorten the term of a director then-serving.

Section 15. Removal. Directors of the Corporation may be removed only for cause and with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote at an election of directors.

Section 16. Vacancies. If the office of any director shall become vacant, the directors at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. At such annual meeting of shareholders, the Board of Directors may nominate the successor to be elected as director by the shareholders at that annual meeting and, if elected, the successor shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from the increase in the number of directors shall be filled in the same manner.

Section 17. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered, unless the notice specifies a later effective date.

Section 18. Conflicts of Interest. No transaction with the Corporation in which a director has a direct or indirect personal interest shall be void or voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or a committee of the Board of Directors, and the transaction was authorized, approved or ratified by the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect personal interest in the transaction; provided, however, that a transaction shall not be authorized, approved or ratified by a single director; or (ii) the material facts of the transaction and the director’s interest are disclosed to the shareholders entitled to vote, and the transaction is authorized, approved or ratified by the vote of a majority of the shares other than shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, such Vice Presidents or Assistant Vice Presidents as the Board of Directors may appoint, a Secretary and a Treasurer, each of whom shall be appointed by an affirmative vote of a majority of the Board of Directors at a regular meeting of the directors held as soon as may be practicable after each annual meeting of the shareholders or, if a vacancy shall exist in any such office, at a special meeting of the directors held as soon as may be practicable after the resignation, death or removal of the officer theretofore holding the same. The Board of Directors may from time to time, appoint other officers and assistant officers and fill any vacancy that may exist in any such office as a result of the resignation, death or removal of the officer theretofore holding the same. Any officer may hold more than one office and may, but need not, be a director. Each officer shall have the authority and perform the duties which pertain to the office held by him, or as set forth in these bylaws or, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President.

Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall act as chairman of and preside over meetings of the directors and shall perform such duties as may be lawfully required of, or conferred upon, him by the Board of Directors. A Vice Chairman may be elected at any time by the affirmative vote of a majority of the Board of Directors. In the event of and during the absence, disqualification or inability to act of the Chairman, the Vice Chairman shall have the authority and perform the duties of the Chairman.

Section 3. President. The President shall be the chief executive officer of the Corporation. The President shall have general supervision over, responsibility for and control of the other officers, agents and employees of the Corporation. The President shall act as chairman of and preside over meetings of the shareholders, and perform, to the extent consistent with these Bylaws, such duties as may be required of, or conferred upon, him by the Board of Directors.

Section 4. Vice Presidents. Each Vice President shall perform, to the extent consistent with these bylaws, such duties as may be prescribed by the Board of Directors or the President. In the event of and during the absence, disqualification or inability to act of the President, the Vice Presidents, in the order designated by the Board of Directors, shall have the authority and perform the duties of the President.

Section 5. Secretary. The Secretary shall have the responsibility for preparing and maintaining custody of minutes of meetings of the shareholders and directors in a book or books kept for that purpose and the responsibility for authenticating records of the Corporation, and upon request of the Board of Directors shall keep minutes of meetings of committees of the Board of Directors. The Secretary shall maintain a record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and, unless otherwise prescribed by the Board of Directors, shall maintain the stock transfer books of the Corporation.

Section 6. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and, unless otherwise prescribed by the Board of Directors or the President, shall maintain the books of account and financial records.

Section 7. Delegation of Power. In the event of and during the absence, disqualification or inability to act of any officer other than the President, such other officers or employees as may be designated by the Board of Directors or by the President shall have the authority and perform the duties of such officer.

Section 8. Term of Office. Each officer shall be appointed to hold office until the first regular meeting of the Board of Directors held after each annual meeting of the shareholders, or for such longer or shorter term as the Board of Directors may specify, and until his successor shall have been appointed or such earlier time as he shall resign, die or be removed.

Section 9. Resignation. An officer may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation shall be effective when delivered unless the notice specifies a later effective date.

Section 10. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 11. Execution of Instruments. Checks, drafts, notes and orders for the payment of money shall be signed by such officer or officers or such other individual or individuals as the Board of Directors may from time to time authorize, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer or assistant officer of the Corporation may endorse checks, drafts or notes for collection or deposit to the credits of the Corporation. The signature of any such officer or other individual may be a facsimile when authorized by the Board of Directors.

Section 12. Proxies. Unless otherwise prescribed by the Board of Directors, the President may from time to time himself, by such proxy or proxies, attorney or attorneys, agent or agents of the Corporation as he shall designate in the name and on behalf of the Corporation, cast the votes to which the Corporation may be entitled as a shareholder or otherwise in any other corporation, at meetings, or consent in writing to any action by any such other corporation; and he may instruct the individual or individuals so appointed as to the manner of casting such votes or giving such consent, and execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or desirable.

ARTICLE V

SEAL

The seal of the Corporation shall be a flat-face circular die containing the name of the Corporation, of which there may be any number of counterparts or facsimiles, in such form as the Board of Directors shall from time to time adopt.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed by the Board of Directors except to the extent that: (i) this power is reserved exclusively to the shareholders by law or the articles of incorporation; or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal the same. These bylaws may be amended or repealed by the shareholders even though the same also may be amended or repealed by the Board of Directors.

ADOPTED: March 10, 2020